UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 23, 2005


                                  AUXILIO, INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction if incorporation)

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            000-27507                                  88-0350448
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        (Commission File Number)          (I.R.S. Employer Identification No.)
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           27401 Los Altos, Suite 100, Mission Viejo, California 92691
           -----------------------------------------------------------
                    (Address of principal executive offices)

                                 (949) 614-0700
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         On November 23, 2005, Auxilio, Inc. (the "Company") entered into a Loan and Security Agreement (the "Agreement") with Cambria Investment Fund, L.P. (the "Cambria Fund"). Michael D. Vanderhoof, a director of the Company, is a principal partner with the Cambria Fund. Under the Agreement, the Company may borrow up to $500,000, which amount shall be advanced to the Company, upon request, in $50,000 increments. Interest on any outstanding principal balance under the Agreement shall accrue at the rate of twelve percent (12%) per annum and shall be payable in full on a quarterly basis. All outstanding obligations under the Agreement are due and payable in full on March 15, 2007. In addition, the Company granted the Cambria Fund a warrant to purchase shares of the Company's Common Stock.

         Upon an event of default, the Company's outstanding obligations under the Agreement shall become due and payable either automatically or upon notice from the Cambria Fund. Generally, an event of default includes (a) the Company's failure to pay any monetary obligation when due, (b) the Company making an incorrect, untrue or misleading representation or warranty in the Agreement, (c) the Company's failure to perform any of the covenants imposed by the Agreement,
(d) the Company applying for or consenting to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of the Company's property and assets, or the Company's inability to pay its debts when due, (e) the commencement of any proceeding by or against the Company seeking the liquidation, reorganization, dissolution, winding up or readjustment of debt, or any similar relief in respect of the Company, under bankruptcy law or any other law providing for the relief of debtors, which is not cured by the dismissal thereof within 60 days after the date commenced or (f) the rendering of a final judgment by a court of competent jurisdiction for the payment of money in excess of $50,000 in the aggregate, which is not discharged or stayed within 60 days from the date of entry. In addition, in the event that the Company completes any financing transaction, including, without limitation, any public or private placements of debt or equity, which results in net proceeds to the Company in excess of $3,000,000, the Company shall prepay any outstanding obligations under the Agreement to the extent of any net proceeds received by the Company in such financing transaction. To secure the Company's repayment obligations under the Agreement, the Cambria Fund obtained a first priority security interest in all of the Company's assets.

         The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See the disclosures under Item 1.01 of this Current Report on Form 8-K.

Item 7.01         Regulation FD Disclosure.

         A copy of the press release announcing the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

         In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

      Exhibit No.       Description
      -----------       -----------

      10.1 Loan and Security Agreement, dated November 23, 2005, between Auxilio, Inc. and Cambria Investment Fund, L.P.

      99.1         Press Release, dated November 23, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AUXILIO, INC.


Date:    November 23, 2005
                                           By:    /s/ Paul T. Anthony
                                           Name:  Paul T. Anthony
                                           Title: Chief Financial Officer
                                                  Principal Financial Officer

                                  EXHIBIT INDEX

      Exhibit No.  Description
      -----------  -----------

      10.1 Loan and Security Agreement, dated November 23, 2005, between Auxilio, Inc. and Cambria Investment Fund, L.P.

      99.1         Press Release, dated November 23, 2005.